                                  EXHIBIT 99.2
                       Press Release dated July 18, 2001


For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         Dawn Swidorski (financial media)
Steven C. Smith                        (415) 986-1591
EVP, CAO and CFO
(650) 813-8222


                                                           FOR IMMEDIATE RELEASE



                    GREATER BAY BANCORP REPORTS 25% INCREASE
                      IN SECOND QUARTER 2001 CORE EARNINGS


PALO ALTO, CA, July 18, 2001 -- Greater Bay Bancorp (Nasdaq: GBBK), a $6.2 billion in assets financial services holding company, today announced results for the second quarter and six months ended June 30, 2001. Greater Bay Bancorp's core earnings, which is its net income, excluding nonrecurring warrant
          -------------                           ------------------------------
income and merger related expenses, for the second quarter of 2001 increased 25%
----------------------------------
to $20.9 million, or $0.48 per diluted share, compared to $16.7 million, or $0.39 per diluted share, in the second quarter of 2000.

Based on its core earnings for the second quarter of 2001, Greater Bay Bancorp's return on average equity was 23.00%, its return on average assets was 1.45% and its efficiency ratio was 46.39%, while the second quarter of 2000 core earnings resulted in a return on average equity of 23.62%, return on average assets of 1.60% and an efficiency ratio of 45.74%.

For the second quarter of 2001, net income increased to $21.1 million, or $0.48 per diluted share, compared to net income of $10.4 million, or $0.24 per diluted share, for the second quarter of 2000. Net income for the second quarter of 2001 included $0.3 million in nonrecurring warrant income and zero merger related expenses, compared to $0.5 million in nonrecurring warrant income and $6.7 million in merger related expenses for the second quarter of 2000.

For the first six months of 2001, Greater Bay Bancorp's core earnings increased 35% to $42.4 million, or $0.96 per diluted share, compared to $31.4 million, or $0.74 per diluted share, for the first six months of 2000.

Based on its core earnings for the first six months of 2001, Greater Bay Bancorp's return on average equity was 24.27%, its return on average assets was 1.57% and its efficiency ratio was 46.31%, while the first six months of 2000 core earnings resulted in a return on average equity of 22.78%, return on average assets of 1.54% and an efficiency ratio of 47.61%.

For the first six months of 2001, net income increased to $42.7 million, or $0.97 per diluted share, compared to net income of $27.7 million, or $0.65 per diluted share for the first six months of 2000. Net income for the first six months of 2001 included $0.3 million in nonrecurring warrant income and zero in merger related expenses, compared to $5.5 million in nonrecurring warrant income and $9.1 million in merger related expenses for the first six months of 2000.

At June 30, 2001, Greater Bay Bancorp's total assets were $6.2 billion, an increase of 44% or $1.9 billion from June 30, 2000. Total loans grew 34% to $3.8 billion, an increase of $1.0 billion from June 30, 2000, while total deposits increased to $4.3 billion, an increase of 16% or $600 million from June 30, 2000.

Greater Bay Bancorp's allowance for loan losses was 2.30% of total loans at June 30, 2001 and 2.05% at June 30, 2000, while its ratio of non-performing assets to total assets was 0.12% at June 30, 2001, compared to 0.22% at June 30, 2000.
The allowance for loan losses was 1,221.30% of total non-performing assets at June 30, 2001, compared to 621.32% at June 30, 2000.

"Greater Bay Bancorp continues to report excellent operating results as we were able to deliver a return to our shareholders in excess of 20%," said David L.
Kalkbrenner, president and chief executive officer of Greater Bay Bancorp.   "We
are very pleased with our second quarter and first six months results, particularly in light of the uncertain economic conditions in the San Francisco Bay Area markets. The current economic slowdown has had a slowing effect on most businesses in the U.S., including ours. Greater Bay has also been impacted by a decline of 275 basis points in market interest rates. Further declines in market interest rates will continue to impact us. However, we believe our successfully proven Super Community Banking philosophy will continue to allow us to effectively manage through this economic slowdown."

Kalkbrenner added, "Greater Bay Bancorp recently announced the opening of
Greater Bay Bank Marin, a division of Mid-Peninsula Bank.   We are excited about
the opportunity to be highly successful in the Marin market through the efforts of several successful bankers recently hired in that office who have proven histories of loan and deposit growth, and who understand the needs of their clients and their local community. We will soon open an office in Carmel to service the Pebble Beach, Monterey and Carmel areas, that will focus on wealth management and private banking clients. These two offices, along with our ten subsidiary banks and recently announced proposed merger with SJNB Financial Corp., parent company of San Jose National Bank, make Greater Bay Bancorp the only independent Northern California bank holding company that serves all of the Bay Area."

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Greater Bay Bancorp recently signed a definitive agreement to merge with SJNB Financial Corp., San Jose, California, which is anticipated to close late in the fourth quarter of 2001. On a pro forma basis, as if this merger had been completed on June 30, 2001, the combined organization would have had $6.9 billion in assets, $4.9 billion in deposits and 42 banking offices covering the entire San Francisco Bay Area.

Greater Bay Bancorp through its ten subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce, along with its operating divisions, serves clients throughout Silicon Valley, San

Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region.

Greater Bay Bancorp's second quarter 2001 earnings conference call is scheduled for July 18, 2001 at 8:00 am PDT. Investors have the opportunity to listen to the conference call live on the Internet through Street Events at

http://www.streetevents.com.  Investors should go to the Street Events Web site
---------------------------
15 minutes prior to the start of the call, as it may be necessary to download
audio software to hear the conference call.   To do so, investors should click
on the Real Player icon and follow directions from there. A replay of the conference call will be available on the Street Events Web site for 30 days and via telephone through July 25, 2001 by dialing (703) 925-2435, passcode 5357975.

Greater Bay Bancorp's corporate press releases are available on the Company's Web site at http://www.gbbk.com.
            -------------------

Safe Harbor
Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's current expectations regarding future operating results, growth in loans, deposits and assets, continued success of its Super Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.
These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and the quality of the Company's earning assets; (2) government regulations; (3) the ability to successfully integrate recently completed mergers and acquisitions; (4) the risks relating to the Company's warrant positions; and (5) the other risks set forth in the Company`s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

                              GREATER BAY BANCORP
                       JUNE 30, 2001 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

SELECTED CONSOLIDATED FINANCIAL
 CONDITION DATA:
                                        Jun 30         Mar 31         Dec 31         Sept 30        Jun 30
                                          2001           2001           2000            2000          2000
                                  ------------------------------------------------------------------------
Cash and Due From Banks            $   200,271    $   206,156    $   270,774    $   243,207    $   232,371
Investments                          2,038,824      1,301,970      1,100,333      1,085,257      1,110,239
Loans:
   Commercial                        1,620,541      1,595,293      1,562,712      1,250,056      1,130,322
   Term Real Estate - Commercial     1,041,530        992,777        967,428        890,127        869,226
                                   -----------------------------------------------------------------------
     Total Commercial                2,662,071      2,588,070      2,530,140      2,140,183      1,999,548
   Construction                        723,394        701,414        691,912        581,956        516,998
   Real Estate - Other                 236,927        233,538        176,568        174,997        127,571
   Consumer and Other                  204,939        216,064        216,459        206,632        209,019
   Deferred Loan Fees, Net             (13,759)       (13,461)       (13,657)       (13,440)       (13,829)
                                   -----------------------------------------------------------------------
       Total Loans                   3,813,572      3,725,625      3,601,422      3,090,328      2,839,307
       Allowance for Loan Losses       (88,190)       (85,914)       (84,014)       (67,637)       (58,578)
                                   -----------------------------------------------------------------------
   Total Loans, Net                  3,725,382      3,639,711      3,517,408      3,022,691      2,780,729
Other Assets                           260,500        258,409        241,863        196,914        195,746
                                   -----------------------------------------------------------------------
Total Assets                       $ 6,224,977    $ 5,406,246    $ 5,130,378    $ 4,548,069    $ 4,319,085
                                   =======================================================================
Deposits:
   Demand, Non-Interest Bearing    $   846,505    $   897,229    $ 1,003,828    $   899,496    $   851,590
   NOW, MMDA and Savings             2,058,234      2,108,098      2,082,708      2,132,184      2,032,360
   Time Certificates, $100,000
    and over                           770,826        777,901        784,118        737,533        675,031
   Other Time Certificates             641,187        490,402        294,407        156,125        157,554
                                   -----------------------------------------------------------------------
       Total Deposits                4,316,752      4,273,630      4,165,061      3,925,338      3,716,535
                                   -----------------------------------------------------------------------
Other Borrowings                     1,344,926        572,828        431,228        135,313        156,037
Other Liabilities                       92,157        105,922        112,224         87,702         60,368
                                   -----------------------------------------------------------------------
       Total Liabilities             5,753,835      4,952,380      4,708,513      4,148,353      3,932,940
                                   -----------------------------------------------------------------------
Trust Preferred Securities              99,500         99,500         99,500         99,500         99,500
Stockholders' Equity                   371,642        354,366        322,365        300,216        286,645
                                   -----------------------------------------------------------------------
Total Liabilities and
 Shareholders' Equity              $ 6,224,977    $ 5,406,246    $ 5,130,378    $ 4,548,069    $ 4,319,085
                                   =======================================================================

Average Quarterly Total Loans,     $ 3,759,151    $ 3,638,946    $ 3,326,505    $ 2,962,402    $ 2,826,612
 excluding Nonaccrual
Average Quarterly Investments      $ 1,649,065    $ 1,048,617    $ 1,095,752    $ 1,225,598    $ 1,154,824

Average Quarterly Interest         $ 5,408,216    $ 4,687,563    $ 4,422,257    $ 4,188,000    $ 3,981,436
 Earning Assets
Average Quarterly Interest         $ 4,353,948    $ 3,643,025    $ 3,334,513    $ 3,044,342    $ 2,972,538
 Bearing Liabilities

Average Quarterly Assets           $ 5,770,784    $ 5,088,379    $ 4,783,445    $ 4,532,392    $ 4,213,203
Average Quarterly Equity           $   363,785    $   340,582    $   316,331    $   301,644    $   284,653

Total Regulatory Capital
   Tier I or Leverage Capital      $   446,412    $   431,427    $   417,847   $   412,724     $   385,854
   Total Capital                   $   507,979    $   491,675    $   475,891   $   462,807     $   447,301

Nonperforming Assets
   Nonaccrual Loans                $     7,221    $    17,874    $    12,593    $    14,884    $     8,779
   Restructured Loans                      -              -              -              420            420
   OREO                                    -              259            -              395            229
                                   -----------------------------------------------------------------------
Total Nonperforming Assets         $     7,221    $    18,133    $    12,593    $    15,699    $     9,428
                                   =======================================================================

Greater Bay Trust Company Assets   $   683,306    $   734,910    $   773,791    $   838,659    $   795,042


SELECTED QUARTERLY CONSOLIDATED
 FINANCIAL CONDITION RATIOS:
                                        Jun 30         Mar 31         Dec 31        Sept 30         Jun 30
                                          2001           2001           2000           2000           2000
                                  ------------------------------------------------------------------------
Loan to Deposit Ratio                    88.34%         87.18%         86.47%         78.73%         76.40%
Core Bank Loan to Deposit
 Ratio (1)                               72.42%         72.39%         72.44%         71.89%         69.39%
Ratio of Allowance for Loan
 Losses to:
         Average Loans                    2.34%          2.35%          2.52%          2.27%          2.07%
         End of Period Loans              2.30%          2.30%          2.32%          2.18%          2.05%
         Total Nonperforming
           Assets                      1221.30%        473.80%        667.15%        430.84%        621.32%

Total Nonperforming Assets to
 Total Assets                             0.12%          0.34%          0.25%          0.35%          0.22%

Ratio of Quarterly Net
 Charge-offs to Average Loans,
 annualized                               0.79%          0.59%          0.31%          0.37%          0.58%
Ratio of YTD Net Charge-offs to
 YTD Average Loans, annualized            0.69%          0.59%          0.38%          0.41%          0.44%

Loan Growth, current quarter to
 prior year quarter                      34.31%         40.23%         46.13%         37.05%         36.76%
Loan Growth, current quarter to
 prior quarter, annualized                9.47%         13.99%         65.79%         35.17%         27.63%
Recurring Revenue Growth,
 current quarter to prior year
 quarter                                 24.95%         30.94%         30.59%         34.71%         44.15%
Recurring Revenue Growth,
 current quarter to prior
 quarter, annualized                     18.71%         20.12%         31.93%         21.05%         38.92%

Average Earning Assets to
 Average Total Assets                    93.72%         92.12%         92.45%         92.40%         94.50%
Average Earning Assets to
 Average Interest-Bearing
 Liabilities                            124.21%        128.67%        132.62%        137.57%        133.94%

Capital Ratios:
         Leverage                         7.76%          8.52%          8.77%          9.11%          9.16%
         Tier 1 Risk Based
          Capital                         9.19%          9.14%          9.40%         10.83%         10.87%
         Total Risk Based Capital        10.46%         10.42%         10.70%         12.14%         12.61%

Risk Weighted Assets               $ 4,856,661    $ 4,720,719    $ 4,446,088    $ 3,812,504    $ 3,548,503

Book Value Per Share (2)           $      8.72    $      8.33    $      7.69    $      7.21    $      6.94
Total Shares Outstanding (2)        42,625,248     42,546,142     41,929,173     41,648,016     41,284,372

(1) Includes the ten core banking divisions and excludes Matsco, Capco, Pacific Business Funding and Corporate Finance.
(2) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.

                              GREATER BAY BANCORP
                       JUNE 30, 2001 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)


SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

                                             Second         First        Fourth         Third        Second
                                            Quarter       Quarter       Quarter       Quarter       Quarter
                                               2001          2001          2000          2000          2000
                                        -------------------------------------------------------------------
Interest Income                         $   111,807   $   106,694   $   104,376   $    96,612   $    87,538
Interest Expense                             43,066        40,448        38,957        36,797        30,976
                                        -------------------------------------------------------------------
  Net Interest Income Before
   Provision for Loan Losses                 68,741        66,246        65,419        59,815        56,562

Provision for Loan Losses                     9,849         6,928         6,316         7,844         8,312
                                        -------------------------------------------------------------------
  Net Interest Income After
   Provision for Loan Losses                 58,892        59,318        59,103        51,971        48,250

Other Income:
Trust Fees                                      978           886           954           822           827
Depositor Service Fees                        2,091         2,013         2,034         2,219         2,194
ATM Fees                                        766           662           748           817           676
Loan and International Banking Fees           2,085         2,541         2,562         2,497         1,927
Gain on Sale of SBA Loans                       375           835           312           429           753
Gain/(loss) on Investments                    3,944         1,578            21             3            58
Other Income                                  1,588         2,216         1,289         1,288         1,482
                                        -------------------------------------------------------------------
                                             11,827        10,731         7,920         8,075         7,917
Nonrecurring - Warrant Income (2)               504             -           870         2,767           740
                                        -------------------------------------------------------------------
  Total Other Income                         12,331        10,731         8,790        10,842         8,657

Operating Expenses:
Salaries                                     15,188        14,726        14,565        13,022        12,654
Benefits                                      3,872         3,679         2,884         2,770         2,604
                                        -------------------------------------------------------------------
  Total Compensation and Benefits (4)        19,060        18,405        17,449        15,792        15,258

Occupancy and Equipment                       6,286         5,863         5,711         5,575         5,117
Trust Preferred Securities expense            2,454         2,458         2,412         2,585         1,783
Professional Services & Legal                 1,532         1,387         1,083         1,312         1,199
Telephone, postage and supplies               1,382         1,323         1,295         1,040         1,182
Marketing and promotion                       1,272         1,235         1,229           935         1,086
Data Processing                                 922           911           757           461           455
Client Services                                 653           644           563           477           496
FDIC Insurance and Assessments                  330           273           356           379           251
Other Real Estate, Net                            -             -             5             -            41
Other Expenses                                3,481         3,091         2,489         2,014         2,627
                                        -------------------------------------------------------------------
  Total Operating Expenses                   37,372        35,590        33,349        30,570        29,495
                                        -------------------------------------------------------------------

Income Before Income Taxes, Merger and
 Other Related Nonrecurring Costs            33,851        34,459        34,544        32,243        27,412
Income Taxes:
Income Tax Expense                           12,491        12,928        12,695        11,173         9,953
Nonrecurring Income Tax Expense (2)             212             -           366         1,164           290
                                        -------------------------------------------------------------------
  Total Income Tax Expense                   12,703        12,928        13,061        12,337        10,243
Income Before Merger and Other Related       21,148        21,531        21,483        19,906        17,169
Nonrecurring Costs
Merger and Other Related Nonrecurring
 Costs, net of tax (2)                            -             -         3,533         7,037         6,744
                                        -------------------------------------------------------------------
  Net Income                            $    21,148   $    21,531   $    17,950   $    12,869   $    10,425
                                        -------------------------------------------------------------------

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

                                             Second         First        Fourth         Third        Second
                                            Quarter       Quarter       Quarter       Quarter       Quarter
                                               2001          2001          2000          2000          2000
                                        -------------------------------------------------------------------
Income Per Share (Before
 Nonrecurring and Merger Items)(2), (3)
          Basic                         $      0.49   $      0.51   $      0.50   $      0.44   $      0.41
          Diluted                       $      0.48   $      0.49   $      0.47   $      0.42   $      0.39
Income Per Share (Before Merger
 Items) (3)
          Basic                         $      0.50   $      0.51   $      0.51   $      0.48   $      0.42
          Diluted                       $      0.48   $      0.49   $      0.48   $      0.46   $      0.40
Net Income Per Share (3)
          Basic                         $      0.50   $      0.51   $      0.43   $      0.31   $      0.25
          Diluted                       $      0.48   $      0.49   $      0.41   $      0.29   $      0.24
Weighted Average Common Shares
 Outstanding (3)                         42,562,000    42,323,000    41,817,000    41,448,000    41,207,000
Weighted Average Common & Common
 Equivalent Shares Outstanding (3)       43,685,000    44,175,000    44,319,000    43,676,000    42,913,000

Return on Period Average Assets,
 annualized (1)                                1.45%         1.72%         1.74%         1.61%         1.60%
Return on Period Average Equity,
 annualized (1)                               23.00%        25.64%        26.38%        24.14%        23.62%
Net Interest Margin - Average Earning
 Assets (5)                                    5.10%         5.73%         5.89%         5.68%         5.71%
Operating Expense Ratio (Before
 Nonrecurring and Merger Items)                2.60%         2.84%         2.77%         2.68%         2.82%
Operating Expense Ratio (Before
 Nonrecurring and Merger Items and             2.59%         2.69%         2.85%         2.68%         2.82%
 excluding Matsco)
Efficiency Ratio (Before Nonrecurring
 and Merger Items)                            46.39%        46.23%        45.47%        45.03%        45.74%
Efficiency Ratio (Before Nonrecurring
 and Merger Items and excluding Matsco)       46.08%        44.67%        44.84%        45.03%        45.74%
-----------------------

(1) Before Nonrecurring and Merger Items of $292,000, net of tax, in Q2 2001; $3.0 million, net of tax, in Q4 2000; $5.4 million, net of tax, in Q3 2000 and $6.3 million, net of tax, in Q2 2000.
(2) Components of Nonrecurring and Merger Items. Net Income excluding these items is $20,856 for Q2 2001; $20,979 for Q4 2000, $18,303 for Q3 2000 and
    $16,719 for Q2 2000.
(3) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.
(4) Included Matsco compensation and benefits of $1.1 million in Q2 2001; $2.4 million in Q1 2001 and $904,000 in Q4 2000.
(5) The Net Interest Margin for Q2 2001 would have been 5.46%, if there was no change in the balance sheet mix. Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.

                              GREATER BAY BANCORP
                       JUNE 30, 2001 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)




SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

                                                                                                   June 30,              June 30,
                                                                                                       2001                  2000
                                                                                                ---------------------------------
Interest Income                                                                                 $   218,501           $   167,375
Interest Expense                                                                                     83,514                60,650
                                                                                                ---------------------------------
           Net Interest Income Before Provision for Loan Losses                                     134,987               106,725
Provision for Loan Losses                                                                            16,777                13,936
                                                                                                ---------------------------------
           Net Interest Income After Provision for Loan Losses                                      118,210                92,789

Other Income:
Trust Fees                                                                                            1,864                 1,674
Depositor Service Fees                                                                                4,104                 4,341
ATM Fees                                                                                              1,428                 1,326
Loan and International Banking Fees                                                                   4,626                 3,103
Gain on Sale of SBA Loans                                                                             1,210                 1,449
Gain/(loss) on Investments                                                                            5,522                    57
Other Income                                                                                          3,804                 4,594
                                                                                                ---------------------------------
                                                                                                     22,558                16,544
Nonrecurring - Warrant Income (2)                                                                       504                 9,349
                                                                                                ---------------------------------
           Total Other Income                                                                        23,062                25,893

Operating Expenses:
Salaries                                                                                             29,914                25,491
Benefits                                                                                              7,551                 5,592
                                                                                                ---------------------------------
           Total Compensation and Benefits (4)                                                       37,465                31,083
Occupancy and Equipment                                                                              12,149                10,402
Trust Preferred Securities expense                                                                    4,912                 2,841
Professional Services & Legal                                                                         2,919                 2,309
Telephone, postage and supplies                                                                       2,705                 2,322
Marketing and promotion                                                                               2,507                 2,021
Data Processing                                                                                       1,833                   914
Client Services                                                                                       1,297                 1,041
FDIC Insurance and Assessments                                                                          603                   501
Other Real Estate, Net                                                                                    -                    51
Other Expenses                                                                                        6,572                 5,204
                                                                                                ---------------------------------
           Total Operating Expenses                                                                  72,962                58,689
                                                                                                ---------------------------------

Income Before Income Taxes, Merger and Other Related Nonrecurring Costs                              68,310                59,993
Income Taxes:
Income Tax Expense                                                                                   25,419                19,259
Nonrecurring Income Tax Expense (2)                                                                     212                 3,880
                                                                                                ---------------------------------
           Total Income Tax Expense                                                                  25,631                23,139
Income Before Merger and Other Related Nonrecurring Costs                                            42,679                36,854
Merger and Other Related Nonrecurring Costs, net of tax (2)                                               -                 9,133
                                                                                                ---------------------------------
           Net Income                                                                           $    42,679           $    27,721
                                                                                                ---------------------------------


SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:

                                                                                                   June 30,              June 30,
                                                                                                       2001                  2000
                                                                                                ---------------------------------

Income Per Share (Before Nonrecurring and Merger Items) (2), (3)
           Basic                                                                                $      1.00           $      0.77
           Diluted                                                                              $      0.96           $      0.74
Income Per Share (Before Merger Items) (3)
           Basic                                                                                $      1.01           $      0.90
           Diluted                                                                              $      0.97           $      0.87
Net Income Per Share (3)
           Basic                                                                                $      1.01           $      0.68
           Diluted                                                                              $      0.97           $      0.65
Weighted Average Common Shares Outstanding (3)                                                   42,445,000            40,752,000

Weighted Average Common & Common Equivalent Shares Outstanding (3)                               44,091,000            42,557,000

Return on Period Average Assets, annualized (1)                                                        1.57%                 1.54%
Return on Period Average Equity, annualized (1)                                                       24.27%                22.78%
Net Interest Margin - Average Earning Assets                                                           5.39%                 5.65%
Operating Expense Ratio (Before Nonrecurring and Merger Items)                                         2.71%                 2.88%
Operating Expense Ratio (Before Nonrecurring and Merger Items and excluding Matsco)                    2.64%                 2.88%
Efficiency Ratio (Before Nonrecurring and Merger Items)                                               46.31%                47.61%
Efficiency Ratio (Before Nonrecurring and Merger Items and excluding Matsco)                          45.40%                47.61%

(1) Before Nonrecurring and Merger Items of $292,000, net of tax, in YTD June 2001 and $3.7 million, net of tax, in YTD June 2000.
(2) Components of Nonrecurring and Merger Items. Net Income excluding these items is $42,387 for YTD June 2001 and $31,385 for YTD June 2000.
(3) Prior periods have been restated for the 2 for 1 stock split effective October 4, 2000.
(4) Included Matsco compensation and benefits of $3.5 million in YTD June 2001.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bank of Santa Clara and Bank of Petaluma on a pooling-of-interests basis.